                                                                    EXHIBIT 10.1

                      [GRUNTAL CAPITAL MARKETS LETTERHEAD]


September 9, 1996



Mr. Raymond W. Gunn
Executive Vice President & Chief Financial Officer
Somanetics Corporation
1653 East Maple Road,
Troy, MI  48083-4208

Dear Mr. Gunn:

This is to acknowledge and confirm the terms of our agency agreement ("Agreement"). Gruntal & Co., Incorporated ("GCI") hereby agrees to render services to Somanetics Corporation (the "Company") as its exclusive selling agent for the terms and transactions specified herein.

1. GCI shall act as selling agent for the Company in connection with the Company's intention to secure financing, via a private placement as more fully set forth on Exhibit A, which shall be conducted pursuant to Regulation S under the Securities Act of 1933. Either party shall have the right to terminate this Agreement if the contemplated financing is not completed within 60 days from the date of this Agreement.

2. In the event that GCI raises financing for or on behalf of the Company during the period of this engagement, the Company shall pay to GCI, at the closing of such transaction, a success fee of eight percent (8.0%) of the gross proceeds received by the Company. The Company has the right to reject any and all prospective investors in the contemplated financing as well as the terms, amounts and provisions which may be proposed for the contemplated financing in the exercise of its sole and arbitrary discretion. Any use or disclosure of any offering brochure or similar materials must be approved by the Company in advance.

3. The Company agrees to reimburse GCI for its reasonable actual and accountable out-of-pocket expenses related to the transaction including, without limitation, transportation, lodging, meals, postage, telephone expenses and legal fees incurred in connection with the transaction up to $25,000; provided that any single expense in excess of $1,000 shall be approved in advance in writing by the Company. Such expenses shall be billed and payable as and when incurred, regardless of whether the transaction is consummated.

4. In the event this engagement is terminated and a transaction is closed with any party introduced by GCI to the Company pursuant to this Agreement and not otherwise known to the Company, is closed within twelve months from the date of termination, then the above fee arrangement will prevail; provided that such fees shall not be payable in connection with any of the following: (i) the issuance, sale, exercise or redemption of options or warrants to or from

Mr. Raymond W. Gunn
September 9, 1996                                          [GRUNTAL LOGO]
Page 2


employees, executives, officers, directors of or to the Company, or (ii) the issuance or sale of capital stock upon the exercise of outstanding or authorized option or warrants, the redemption of such options or warrants, or the adjustment of such options or warrants pursuant to anti-dilution provisions of such options or warrants.

5.      The Company shall:

        a. indemnify GCI, its parents, affiliates and/or subsidiaries and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") and hold them harmless against any losses, claims, damages, expenses or liabilities to which the Indemnified Parties may become subject arising in any manner out of or in connection with the rendering of services by GCI hereunder, unless it is judicially determined by final order, without any further right to appeal, that such losses, claims, damages, expenses or liabilities resulted primarily from the gross negligence, bad faith or willful misconduct of GCI; and

        b. reimburse GCI immediately for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings arising in any manner out of or in connection with the rendering of services by GCI hereunder; provided, however, that in the event a final judicial determination is made to the effect specified in paragraph 5(a) above, the Indemnified Parties will remit to the Company any amount reimbursed under this paragraph 5(b).

        The Company agrees that the indemnification and reimbursement commitments set forth in this paragraph shall apply whether or not the Indemnified Parties are a formal party to any such lawsuits, claims or other proceedings and that in the event the Indemnified Parties are a formal party to any such lawsuits, claims or other proceedings, the Indemnified Parties are entitled to retain one separate counsel of their choice for all Indemnified Parties in connection with any of the matters to which such commitments relate and that such commitments shall extend upon the terms set forth in this paragraph to any Indemnified Party.

6. The Company and GCI agree that if any indemnification or reimbursement sought pursuant to the preceding paragraph is judicially determined by final order, without any further right to appeal, to be unavailable then, whether or not GCI is entitled to indemnification or reimbursement, the Company and GCI shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand, and GCI on the other, in connection with the transaction to which such indemnification or reimbursement is related, and other equitable considerations; provided, however, that in no event shall the amount to be contributed by GCI or any other Indemnified Party exceed the amount of the fee actually received by GCI hereunder.

Mr. Raymond W. Gunn
September 9, 1996                                     [GRUNTAL LOGO]
Page 3


7. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the parties relating to the subject matter of this Agreement. This Agreement cannot be modified, or changed, nor can any of its provisions be waived, except by written agreement signed by all parties.

8. This Agreement shall be governed by the laws of the State of New York. The Company and GCI each hereby agrees that service of process upon it by registered mail at the address shown in this Agreement shall be deemed adequate and lawful.

9. The Company represents that the undersigned is authorized to sign on behalf of and legally bind the Company.

Please confirm that the foregoing correctly sets forth our understanding by signing the enclosed copy of this letter where provided and returning it to us.

Very truly yours,



GRUNTAL & CO., INCORPORATED



By: Jack Weinstein
    -------------------------------
    Jack Weinstein
    Managing Director
    Gruntal Capital Markets


Agreed and accepted on the 10 day
of September, 1996


SOMANETICS CORPORATION


By: Raymond W. Gunn
    --------------------------------
    Raymond W. Gunn
    Executive Vice President & Chief Financial Officer

                                                [GRUNTAL LOGO]



                                   EXHIBIT A

                             SOMANETICS CORPORATION


                          PROPOSED TERMS - REGULATION S
                               SEPTEMBER 9, 1996


ISSUER:                         Somanetics Corporation (the "Company").

SYMBOL:                         SMTS.

REGULATION S OFFERING:          Common Shares to be issued under an exemption
                                from registration, pursuant to Regulation S.

AMOUNT:                         $2 million.

SECURITIES TO BE PURCHASED:     Common Shares.

OFFERING PRICE:                 Expected to be a 25% discount to the 5 day
                                average closing sale price.

INVESTORS:                      Institutional.

USE OF PROCEEDS:                Working capital and operating expenses to
                                market INVOS Cerebral Oximeter, and redeem
                                Class B Warrants not to exceed $205,000.

CLOSING DATE:                   Four weeks from the Company's approval to
                                proceed with offering.

DOCUMENTS:                      Legal papers to be provided by Company and
                                reviewed by buyer's securities counsel.

GRUNTAL'S FEES:                 a) A fee of 8% on gross proceeds raised.

                                b) The Company shall reimburse Gruntal for up to
                                   $25,000 of its reasonable out-of-pocket
                                   expenses, including the fees and expenses of its counsel. Such expenses shall be payable whether or not the offering closes.